                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Modtech Holdings, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-102933, No. 333-91204, No. 333-79023, and No. 333-81169) on Form S-8 of
Modtech Holdings, Inc. of our report dated March 5, 2003 relating to the consolidated balance sheets of Modtech Holdings, Inc. and subsidiaries as of December 31, 2001 and 2002 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002 and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Modtech Holdings, Inc.

As discussed in Notes 1 and 7 to the consolidated financial statements, the Company changed its method of accounting for goodwill and intangible assets in 2002.



Orange County, California
March 31, 2003